Exhibit 5.1

D. Bradley Peck

(858) 550-6012

bpeck@cooley.com

January 27, 2009

Sequenom, Inc.

3595 John Hopkins Court

San Diego, CA 92121-1331

Ladies and Gentlemen:

We have acted as counsel to Sequenom, Inc., a Delaware corporation (the “Company”), in connection with (a) the Company’s offer to exchange each of the issued and outstanding shares of common stock of EXACT Sciences Corporation, a Delaware corporation (“EXACT Sciences”), for shares of the Company’s common stock (the “Exchange Offer”) and (b) the proposed second-step merger of ESC Acquisition Sub, Inc., a Delaware corporation and wholly owed subsidiary of the Company (“Acquisition Sub”), or another wholly owned subsidiary of the Company with and into EXACT Sciences, under which each remaining issued and outstanding share of EXACT Sciences common stock (other than shares of EXACT Sciences common stock owned by the Company, Acquisition Sub or EXACT Sciences or held by EXACT Sciences stockholders who perfect appraisal rights under Delaware law, to the extent available) will be converted into the same fraction of a share of the Company’s common stock using the same exchange ratio as used in the Exchange Offer, plus cash in lieu of any fractional shares of the Company’s common stock (the “Merger”).

This opinion is being furnished in connection with a Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the offer and sale of up to an aggregate of 2,266,722 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued in connection with the Exchange Offer and the Merger.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware (the “DGCL”) .

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares the Registration Statement will have become effective under the Securities Act of 1933, as amended. We have also assumed that to the extent required under the DCGL, the Board of Directors of EXACT Sciences, the Company and Acquisition Sub will adopt and declare advisable an agreement and plan of merger to effect the Merger, and to the extent required under the DCGL that the agreement and plan of merger will be approved by the stockholders of EXACT Sciences and Acquisition Sub before the Shares are issued in accordance with the terms of the Merger.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, which are being offered and sold by the Company in accordance with the Registration Statement and the Prospectus, when issued in exchange for shares of common stock of EXACT Sciences in accordance with the respective terms of the Exchange Offer or Merger, as applicable, will be validly issued, fully paid and nonassessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM

Sequenom, Inc.

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward Kronish LLP

By:	/s/ D. Bradley Peck
D. Bradley Peck

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM